
<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                     12-MOS
<FISCAL-YEAR-END>                            JAN-31-1997
<PERIOD-START>                               FEB-01-1996
<PERIOD-END>                                 JAN-31-1997
<CASH>                                            41,302
<SECURITIES>                                           0
<RECEIVABLES>                                    209,953
<ALLOWANCES>                                       4,994
<INVENTORY>                                       48,769
<CURRENT-ASSETS>                                       0
<PP&E>                                         2,520,179
<DEPRECIATION>                                   399,830
<TOTAL-ASSETS>                                 2,741,405
<CURRENT-LIABILITIES>                                  0
<BONDS>                                        1,993,351
<PREFERRED-MANDATORY>                                  0
<PREFERRED>                                            0
<COMMON>                                           4,494<F1>
<OTHER-SE>                                       196,073<F1>
<TOTAL-LIABILITY-AND-EQUITY>                   2,741,405
<SALES>                                                0
<TOTAL-REVENUES>                                 610,449<F2>
<CGS>                                                  0
<TOTAL-COSTS>                                    460,274
<OTHER-EXPENSES>                                       0
<LOSS-PROVISION>                                       0
<INTEREST-EXPENSE>                               133,364
<INCOME-PRETAX>                                   22,122
<INCOME-TAX>                                      12,951
<INCOME-CONTINUING>                                9,171
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                    2,900
<CHANGES>                                              0
<NET-INCOME>                                      12,071
<EPS-PRIMARY>                                        .92
<EPS-DILUTED>                                        .92<F3>

<F1>The Company declared a three-for-two stock split of its Class A and
Class B common stock payable February 17, 1997. The stock split was given retroactive effect to the January 31, 1997 consolidated balance sheet. Prior financial data schedules were not restated for the stock split.

<F2>In the consolidated financial statements for the year ended January 31,
1997, INTEREST AND OTHER INCOME was combined with SALES AND OPERATING REVENUES and reported on a single line captioned REVENUES. This tag is restated to report REVENUES, previously it reported SALES AND OPERATING REVENUES.

<F3>This tag is restated to report Diluted Earnings Per Share in accordance with
Statement of Financial Accounting Standards No. 128.

